Exhibit 99.1

JOINT FILER INFORMATION

This Statement on Form 3 is filed jointly by (i) NXP B.V., (ii) KASLION Acquisition B.V., (iii) KASLION Holding B.V. and (iv) KASLION S.à r.l. The principal business address of each of NXP B.V., KASLION Acquisition B.V., KASLION Holding B.V. and  KASLION S.à r.l. is High Tech Campus 60, 5656 AG Eindhoven, The Netherlands.

Name of Designated Filer: NXP B.V.
Date of Event Requiring Statement: September 4, 2007
Issuer Name and Ticker or Trading Symbol: DSP Group, Inc. (DSPG)
Date: September 25, 2007

/s/ Theodoor Antonius Carel Maria Claasen
Name: Theodoor Antonius Carel Maria Claasen
Title: Executive Vice President
NXP B.V.

/s/ Petrus Antonius Maria van Bommel
Name: Petrus Antonius Maria van Bommel
Title: Director
KASLION Acquisition B.V.

/s/ François Adrianus van Houten
Name: François Adrianus van Houten
Title: Director
KASLION Acquisition B.V.

/s/ Erik Maria Jozef Thyssen
Name: Erik Maria Jozef Thyssen
Title: Director
KASLION Holding B.V.

/s/ Robertus Nicolaas de Jong
Name: Robertus Nicolaas de Jong
Title: Director
KASLION Holding B.V.

/s/ Johannes Peter Huth
Name: Johannes Peter Huth
Title: Director
KASLION S.à r.l.

/s/ Nicolas Cattelain
Name: Nicolas Cattelain
Title: Director
KASLION S.à r.l.